Exhibit 10.12
FINAL DOCUMENT
ATLAS AIR WORLDWIDE HOLDINGS, INC.
ANNUAL INCENTIVE PROGRAM
FOR SENIOR EXECUTIVES
Approved by Compensation Committee: March 20, 2007, subject to approval by shareholders of 2007 Incentive Plan
Shareholder Approval of 2007 Incentive Plan: May 23, 2007
Amended by Compensation Committee: February 15, 2008

ATLAS AIR WORLDWIDE HOLDINGS, INC.
ANNUAL INCENTIVE PROGRAM
FOR SENIOR EXECUTIVES
Section 1. Purpose.
     The purpose of the Program is to set forth certain terms and conditions governing cash awards made under Atlas Air Worldwide Holdings, Inc.’s (“AAWW”) 2007 Incentive Plan (the “Plan”). The Program shall be treated for all purposes as a sub-plan or arrangement for the grant of Cash Awards under the Plan. Awards under the Program are intended to qualify for the performance-based compensation exception to the limitations on tax deductibility imposed by Section 162(m) of the Code and together with the applicable terms of the Plan and Program shall be construed accordingly. The Program shall be effective as of January 1, 2007, and shall be applicable for the 2007 Program Year and subsequent Program Years during the continuance of the Plan unless amended or terminated by the Committee pursuant to Section 10. Capitalized terms not defined herein shall have the meanings given in the Plan.
Section 2. Definitions.
     2.1. Award shall mean an opportunity to earn benefits under the Program.
     2.2. Atlas shall mean AAWW or its subsidiaries.
     2.3. Base Salary shall mean an Eligible Employee’s actual base salary for the applicable period.
     2.4. Board shall mean the Board of Directors of AAWW.
     2.5. Beneficiary shall mean a Participant’s beneficiary designated pursuant to Section 8.
     2.6. Code shall mean the Internal Revenue Code of 1986, as amended from time to time.
     2.7. Committee shall mean the Compensation Committee of the Board.
     2.8. Eligible Employee means any of the Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents of AAWW and such other Atlas senior executive officers as shall be designated by the Committee.
     2.9. Participant shall mean any Eligible Employee during such Eligible Employee’s period of participation in the Program.
     2.10. Program shall mean this Atlas Air Worldwide Holdings, Inc. Annual Incentive Program for Senior Executives, as it may be amended from time to time.
     2.11. Program Year shall mean the calendar year.
Section 3. Administration.
     The Program shall be administered by the Committee. The Committee shall have full power and authority in its sole discretion to construe and interpret the Program, establish and amend administrative regulations to further the purpose of the Program, determine the extent to which Award payments have been earned by virtue of satisfying the financial goal described in Section 5.2, determine whether to reduce under Sections 5.2(b) through 5.2(e), to the extent that cost control and management-business objectives have not been satisfied, the amount otherwise payable under Section 5.2, determine whether to settle a portion of the Award in Atlas stock and take any other action necessary to administer the Program. All decisions, actions or interpretations of the Committee shall be final, conclusive, and binding upon all Participants.
Section 4. Participation.
     Each Eligible Employee shall participate in the Program if he or she is employed as an Eligible Employee on the first day of the Program Year. An individual who becomes an Eligible Employee during a Program Year but prior to September 30 of the applicable year will participate only with respect to Base Salary earned on and after the date he or she first becomes an Eligible Employee. Any determination by the Committee to provide incentive compensation to an Eligible Employee other than as described in the preceding two sentences shall be treated as a separate award made outside the Program.
Section 5. Section 5: Determination of Awards.
     5.1. Target Bonus Award, Maximum Bonus Award. The maximum bonus payable under an Award for each Program Year will be the lesser of (i) the dollar limit set forth in Section 4,c of the Plan, and (ii) the following percentage of Base Salary for each Participant: one-hundred sixty percent (160%) of Base Salary for the CEO, one-hundred twenty percent (120%) for Executive Vice Presidents and one-hundred percent (100%) of Base Salary for each other Participant,
     5.2. Performance_Measures. Payment under an Award is conditioned upon achievement of the threshold Financial Goal, as described below. If the threshold Financial Goal is achieved, the Award payment will be the maximum bonus amount described in Section 5.1 minus such adjustments, if any, as the Committee determines to be appropriate to reflect levels of achievement with respect to the Financial Goal (if that Goal is achieved at a level below the maximum level) and/or one or more of the other factors described below and/or such other factors as shall be designated, by the Committee.
     (a) Financial Goal. The financial goal is based on the Company’s pre-tax profits. For each Program Year, the threshold pre-tax profit level (which must be met before any amounts will be payable under Awards), the maximum pre-tax profit level, intermediate pre-tax profit levels, and the percentage of each Participant’s target bonus award that will be deemed achieved at each such profit level, will be determined by the Committee.
     (b) Cost Control Adjustment. The Committee may reduce maximum Award payments, if any, to reflect the level of achievement of such cost control goal or goals as the Committee may establish for the Program Year.
     (c) Service Reliability. The Committee may also reduce maximum Award payments, if any, to reflect the level of achievement of such service reliability factors as the Committee may determine for the Program Year.
     (d) Management Business Objectives Adjustment. The Committee may also reduce maximum Award payments, if any, to reflect the level of achievement of such individual management business objectives as the Committee may determine in the case of any Participant for the Program Year.
     (e) Effect of Corporate Transactions and other Exigencies. Without limiting the generality of the foregoing, the Committee shall have the authority, to the extent consistent with the requirements for satisfying the performance-based compensation exception under 162(m) of the Code, to identify objectively determinable events (for example, but without limitation, acquisitions or dispositions) which, if they occur, would have a material effect on objective Performance Criteria applicable to Awards under the Program, and to adjust such Performance Criteria in an objectively determinable manner to reflect such events.
Section 6. Payment of Awards under this Program.
     6.1. General. A Participant will be entitled to receive payment, if any, under an Award if the Participant is still employed by Atlas on the last day of the Program Year for which the Award is paid, unless in the period between the last day of the Program Year and any payout under the Program, the Participant is terminated by AAWW for Cause (as defined in Section 7) or the Participant terminates his employment with AAWW for any reason. A Participant will receive an Award in the manner and at the times set forth in Sections 6.2, 6.3 and 6.4.
     6.2. Time of Payment. Any amount payable for an Award for a Program Year shall be paid by Atlas within two weeks following certification by the Committee as to achievement of the performance goals following the completion of the year-end audit for the applicable Program Year, but in no event later than March 15 of the year following the applicable Program Year.
     6.3. Form of Payment. All amounts payable for an Award shall be paid in cash or Atlas stock, but Atlas stock may be used, if at all, only for the portion of the Award that exceeds fifty percent (50%) of Base Salary.
     6.4. Termination of Employment.

     (a) In General. Except as provided otherwise in this Section 6.4, a Participant whose employment terminates for any reason prior to the last day of the Program Year for which an Award is payable shall forfeit such Award.
     (b) Death or Disability. If a Participant’s employment terminates during a Program Year by reason of death or Disability (as defined in the Plan), the Committee may, in its sole discretion, direct that all or a portion of a Participant’s Award be paid, taking into account the duration of employment during the Program Year, the Participant’s performance, and such other matters as the Committee shall deem appropriate.
     (c) Retirement or Involuntary Termination. If a Participant’s employment terminates during a Program Year by reason of normal retirement under a retirement program of the Company or otherwise with the consent of the Company, the Committee may, in its sole discretion, direct that the Participant receive the payment that he or she would have received, with respect to an Award for the Program Year in which such termination occurred, if he or she had been employed by Atlas on the last day of such Program Year. Such payment shall be subject to all terms and conditions of the Program, including without limitation the provisions of Section 5 (relating to determination of the Award) and Section 6.2 (relating to the time of payment of the Award). In addition and notwithstanding the above, the Company may reduce the amount otherwise payable to a Participant under this Section 6.4(c) on account of the duration of the Participant’s employment during the Program Year, the Participant’s performance, and such other matters as the Committee shall deem appropriate. This Section 6.4 shall not apply to the extent the rights of a Participant in such circumstances are governed by another agreement.
Section 7. Change in Control.
     In the event the Company undergoes a Change in. Control, Awards will be determined and paid in accordance with this Section 7 based on the assumption that each of the Financial Goal, the Cost Control Goal and the Management-Based Objectives have been achieved at a level of 100% of target for the Plan Year in which the Change in Control takes place pursuant to Section 5 of the Program; provided, however, if upon completion of the year-end audit for the applicable Program Year it is determined that the Financial Goal was achieved at a level higher than 100% of target, Awards will be correspondingly adjusted pursuant to Section 5 of the Program. Notwithstanding the above, a Participant whose employment with Atlas terminates prior to the Change in Control shall forfeit such Award, unless such termination is by reason of (i) death, (ii) Disability (as defined in the Plan), (iii) normal retirement under a retirement program of the Company, (iv) by the Company without Cause, or (v) by the Participant for Good Reason. For purposes of this Program, “Change in Control of the Company” shall mean and shall be deemed to have occurred if (i) any Person (within the meaning of the Exchange Act) or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company (or other securities convertible into voting securities of the Company) representing 40% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors, For purposes of this Program, “Continuing Directors” shall mean the directors of the Company on the date hereof and each other director, if such other director’s nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors. “Cause” shall mean (i) the Participant’s refusal or failure (other than during periods of illness or disability) to perform his or her material duties and responsibilities to the Company or its affiliates, (ii) the conviction or plea of guilty or nolo contendere of the Participant in respect of any felony, other than a motor vehicle offense, (iii) the commission of any act which causes material injury to the reputation, business or business relationships of the Company or its affiliates including, without limitation, any material breach of written policies of the Company with respect to trading in securities, (iv) other acts of fraud in connection with the Participant’s duties and responsibilities to the Company or its affiliates, including, without limitation, misappropriation, theft or embezzlement in the performance of the Participant’s duties and responsibilities as an employee of the Company or its affiliates, or (v) a violation of any material Company policy, including, without limitation, a violation of the laws against workplace discrimination. “Good Reason” shall mean the failure of the surviving entity in the Change in Control, of failure of an affiliate of the surviving entity, to continue the Participant in a position with the surviving entity or affiliate that (a) is not located within 40 miles of the location of such Participant’s most recent principal location of employment with the Company, (ii) does not involve substantially comparable duties and responsibilities as such Participant’s most recent position with the Company, or (iii) does not entitle the Participant to salary, benefits and other compensation (other than bonus opportunity, which shall be paid as provided above) that, in the aggregate, are substantially comparable or more favorable than those to which the Participant most recently was entitled during employment with the Company.
Section 8. Beneficiary Designation.
     8.1. Designation and Change of Designation. Each Participant shall file with Atlas a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Program upon the Participant’s death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with Atlas. The last such designation received by Atlas shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by Atlas prior to the Participant’s death, and in no event shall it be effective as of any date prior to such receipt.
     8.2. Absence of Valid Designation. If no such Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant’s estate shall be deemed to have been designated as the Participant’s Beneficiary and shall receive the payment of the amount, if any, payable under the Program upon his death. If Atlas is in doubt as to the right of any person to receive such amount, Atlas may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or Atlas may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Program and Atlas therefor.
     Section 9. General Provisions.

     9.1. Plan to be Unfunded. The Program is intended to constitute an unfunded incentive compensation arrangement. Nothing contained in the Program, and no action taken pursuant to the Program, shall create or be construed to create a trust of any kind. A Participant’s right to receive an Award shall be no greater than the right of an unsecured general creditor of Atlas. All Awards shall be paid from the general funds of Atlas, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards. There shall not vest in any Participant or Beneficiary any right, title, or interest in and to any specific assets of Atlas.
     9.2. Section 409A of the Code. Awards under the Program are intended to be exempt from the requirements of Section 409A of the Code and shall be construed and administered accordingly. Notwithstanding anything to the contrary in the Program, neither the Company, nor any affiliate, nor the Committee, nor any person acting on behalf of the Company, any affiliate, or the Committee, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 9.3 shall limit the ability of the Committee or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.
     9.3. Rights Limited. Nothing contained in the Program shall give any Eligible Employee the right to continue in the employment of Atlas, or limit the right of Atlas to discharge an Eligible Employee.
     9.4. Governing Law. The Program shall be construed and governed in accordance with the laws of the State of New York.
     9.5. Taxes. There shall be deducted from all amounts paid under the Program all federal, state, local and other taxes required by law to be withheld with respect to such payments.
Section 10. Amendment, Suspension, or Termination.
     The Committee reserves the right to amend, suspend, or terminate the Program at any time.